EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Metals USA, Inc. on Form S-1 of our report dated February 26, 1997, except for Notes 13 and 14, as to which the date is February 6, 1998, on the consolidated financial statements of Pacific Metal Company and Subsidiary as of December 31, 1996 and for the year ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

PERKINS & COMPANY, P.C.

Portland, Oregon
February 19, 1998